UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 2, 2008

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Officer

On September 2, 2008, Zumiez Inc. (the “Company”) appointed Lynn K. Kilbourne, age 45, as the Company’s President and General Merchandising Manager.  Prior to Ms. Kilbourne’s promotion to President, she served as the Company’s Executive Vice President and General Merchandising Manager since September 2004.  From July 1991 until May 2001, she was with Banana Republic, a subsidiary of Gap, Inc., in various senior management positions.  After leaving Banana Republic, Ms. Kilbourne served as an independent consultant in the retail industry until she joined the Company in September 2004.

In connection with Ms. Kilbourne’s promotion to President and General Merchandising Manager, she will receive a base annual salary of $350,000 per year.  She will also be eligible to receive an annual performance-based bonus set at a target of 75% of base salary (but not more than 150% of base salary).  She will also have the ability to participate in the Company’s equity-based incentive plan for senior executives of the Company.  Furthermore, in connection with Ms. Kilbourne’s promotion, she will receive a one time grant of 32,680 restricted shares of the Company’s common stock that vest over a four-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: September 4, 2008	By: /s/ Richard M. Brooks
Richard M. Brooks
Chief Executive Officer